C O N T R A C T

AGREEMENT made effective as of August 1, 1996 by and between Aladdin Books Limited 28 Percy Street London W1P-9FF (hereinafter called "Aladdin") of the one part and The Millbrook Press Inc., 2 Old New Milford Road, Brookfield, Connecticut, USA (hereinafter called the "Publisher") of the other part.
PART A
WHEREAS it is agreed generally between the parties as follows:
1) Aladdin shall make its best effort to create and produce no less than 50 titles a year, and Millbrook shall use its best efforts to purchase no less than 50 titles a year, during the term of this Agreement for an imprint, wholly owned by the Publisher, as set forth below. For purposes of this Agreement, all titles are identified as the "Work".
2) This Agreement shall commence on January 1, 1996 and shall continue for a period of six years and as further extended by Paragraph 7(a) with respect to each title published. After the initial six-year period, this Agreement shall be automatically renewed year to year unless cancelled by either party by written notice at least 90 days prior to the end of the initial term or any renewal term.
3) The titles on the list shall be agreed by both parties at regular intervals to be mutually decided, taking into account the Publisher's publishing requirements and Aladdin's overseas markets. Approved publishing lists shall form part of this agreement under Appendix A.

4) Aladdin shall submit prototype cover and spread design, together with a Title Approval form, which shall contain full specifications and physical characteristics, unit printing and binding estimates, and development budget of each title. Each Title Approval form shall upon approval become part of the contract as Appendix B, and is incorporated by reference into this Agreement.
5)       Aladdin shall be responsible for production printing and
         binding.
6)       The development costs shall be shared between the Publisher and Aladdin as in PART B, clause 4(a).
7)         Royalties shall be payable to Aladdin as in clause 4(c).
PART B
Now it is specifically agreed between parties hereto as follows:
1. Aladdin hereby licenses and grants to the Publisher the following volume book rights, which includes but is not limited to hardcover, paperback, and all derivative rights, in and to the Works:
         a) The sole and exclusive right to publish, sell, market and advertise the Work in the English language markets of the United States of America its territories and dependencies including the Philippines and Canada (hereinafter called the exclusive licensed territories subject as herein provided) for the term of the agreement.

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
2.       a)       Aladdin warrants to the Publisher that it is the sole owner or licensee of the copyright and of all the rights granted herein to the Publisher; that the Work is original, contains nothing defamatory or violates the right of privacy; and that the Work has not heretofore been published in the said language. In the event of a claim or suit under the foregoing warranty, Aladdin will defend the claim or suit and hold the Publisher harmless including all legal expenses.
         b)       Aladdin  will not,  during the  continuance  of the  Agreement without prior consent in writing of the Publisher, print or cause to be printed or published any edition of the Work that might injure the sales of the Work by the Publisher hereunder.
3. Aladdin will be responsible for the complete production of the Work, and agrees to sell and the Publisher agrees to purchase copies of the Work, as long as the Work conforms to the specifications shown on Appendix B and is delivered on a timely basis, produced to the specifications and at the price and quantity specified under Specific Title and Approval Form (incorporated into Appendix B),
         PROVIDED THAT:
         a)       a 5% over-delivery or under-delivery shall be constituted
                  as fulfillment of the order.
         b)       The Publisher shall supply copy for Americanization.

         c)       An imprint agreed by Aladdin and the Publisher shall appear on the title page and on the spine of the cover.
         d)       All the illustrations and design  characteristics  of the Work
                  shall  remain  the  same  for  all  editions  or   adaptations
                  published  hereunder  PROVIDED  THAT the  Publisher  shall not without  the  prior  consent  of  Aladdin  i) use  the  names, designs,  texts or any other  materials  appearing in the Work
                  for  any  purpose   whatsoever   except  for   advertising  or
                  publishing  their edition of the Work ii) the Publisher is not entitled to print the Work or any part thereof itself or cause it to be  printed  by  anybody  except  Aladdin  or  Aladdin's nominee.
4.       The Publisher shall pay Aladdin for the Work as follows:
         a)       DEVELOPMENT COSTS
         Development costs of each title shall be shared as follows:
         i)A       General international books:      Millbrook 50%
                                                          Aladdin 50%
           B      American-only books:               Millbrook 90%
                                                          Aladdin 10%
         "American-only" books will be those mutually agreed upon by Aladdin and the Publisher to be suitable only for the North American market and shall be so designated on the approval form (Appendix B). "General International Books" shall be books suitable for the Americas and worldwide distribution and sale.

         ii) Development costs of each title shall be included in the Title Approval form.
         iii) Payment by Publisher for its share of development costs shall be on a monthly basis, reviewable on 1st September each year at the rate of USD30,000 per month. The funds shall be remitted as long as Aladdin conforms to the delivery schedules shown on Appendix B and is not in breach of any other terms ofthis Agreement. In the event of a delay in delivery, payment of the funds may be delayed to the extent of the delayed delivery provided the delay in delivery is held to be caused by Aladdin or Aladdin's actions.
         iv) the Publisher shall receive from Aladdin a development cost recovery as follows on all sales outside US markets in an amount equal to:
               General  international books:  25% of net receipts
               American  books:               Nil.
     Net receipts, in this instance, are defined as revenue less cost for printing, freight and/or films and Authors Royalty, if any.
         The above development cost recovery payments to Publisher may exceed Publisher's share of development costs and shall be accounted for separately.

         Accounting should be made as of close of business June 30 and December 31 and payable 90 days thereafter.
         b) Printing and Binding
         i) Aladdin shall invoice the Publisher for printing and binding of each book in accordance with the Title Approval form (Appendix B).
         ii) the Publisher shall pay Aladdin 90 days from shipment as evidenced by a bill of lading showing delivery.
         iii) in the event that Millbrook is delinquent in its payments to Aladdin in excess of 15 days, Aladdin may suspend shipments, after notifying Millbrook in writing until Millbrook remedies such default. In the event Millbrook remedies the default, Aladdin will reschedule deliveries and notify Millbrook of new delivery date.
         c) Royalties
               Aladdin shall receive a royalty on all sales as follows:
         i) On all sales of books first published by Publisher on or after August 1, 1996 as follows:

                  General international books:

                  Hardcover Library Editions         9% of net receipts
                  Hardcover Trade Editions           5% of net receipts
                  Softcover Trade Editions           5% of net receipts
                  American books:
                  15% of net receipts first 3,000  copies
                  7% thereafter.

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
                  Royalties due will be paid semi-annually within 90 days following the close of business on June 30 and December 31. Royalty income from third parties will be shared after the deduction of Agents' commission (if any) as follows:
                           International titles:     50% to Aladdin
                           American-only titles:     25% to Aladdin

         ii)      On all sales of books first published by Publisher prior
         to August 1, 1996 as follows:
                   General International Books:   7% of net receipts
                   American books:  15% of net receipts first 3,000
                                     copies
                                          7% thereafter.
                  Royalties due will be paid semi-annually within 90 days following the close of business on June 30 and December 31. Royalty income from third parties will be shared after the deduction of Agents' commission (if any) as follows:
                           International titles:     50% to Aladdin
                           American-only titles:     25% to Aladdin
         d) On special sales at other than published discounts to bulk users including, but not limited to, Book Clubs, Book Fairs, Premium Sales, Director Marketing, and Direct sales payment to Aladdin shall be as follows:
                  i)       From Publishers stock as in (c) above

                  ii) From film provided by Aladdin to the Publisher, 30% of the Gross Margin as commonly defined after deduction of third party royalties, if any and after the payment of Agents' Commission, if any. The 30% is in lieu of Royalty due to Aladdin.
                  iii) When printed by Aladdin, 30% of the Gross Margin as commonly defined after deduction of third party Royalties, if any and after payment of the Agents' Commission, if any. The 30% is in lieu of Royalty due to Aladdin.
                  iv) From film provided to the end user by Aladdin, with consent of Publisher, and where payment is in the form of Royalty, 50% to Aladdin of the advance and subsequent payments after deducting Agent's Commission, if any. Film where required above shall be provided by Aladdin at cost plus 15% for handling. It is understood these terms may be modified by mutual consent.
         e)       All sums of money due to  Aladdin  hereunder  shall be paid as follows:
                  i)       Royalties in USD ($).
                  ii) Manufacturing costs in Pounds Sterling ((pound)) where manufactured by Aladdin in a Pound Sterling area and in USD ($) when manufactured by the Publisher.
                  iii)     Plant cost in USD ($).

         Payment shall be made on behalf of Aladdin to Books Limited at Royal Bank of Scotland, 67 Lombard Street, London EC3 3DP (or to such other account as may be notified by Aladdin to the Publisher at any time) and shall be paid without any deduction whatsoever. Funds due to the Publisher shall be paid to a bank and account furnished by the
         Publisher. Each party shall be responsible for income taxes or government levies on funds they receive in accordance with local law.
         f)       Certain  titles  may be  designated  School and  Library  only titles by mutual  consent.  On such  titles  so  designated  a mutually agreed upon School and Library price shall be established. The cost to the Publisher on a minimum of 4000 copies will be 30% of agreed upon School and Library price CIF New York inclusive of all charges including development and Royalty. On quantities of less or more than 4000 copies the cost shall be subject to good faith negotiation.
5.       a)        Aladdin undertakes that in the absence of circumstances
         beyond their control to meet all schedules as shown in Appendix B provided that the Publisher meets all schedules agreed upon in the Title Approval form. In the event of a delay by Aladdin, the Publisher may delay payment by the extent of the delay.
         b) the Publisher will supply Aladdin shipping instructions in reasonable time for arrangements for the packing and shipping on the Publisher's behalf.

         c) Copies of the Work will be sent CIF dock New York. The Publisher will be billed separately for such charges.
6. If in consequence of any event beyond Aladdin's control (i.e. war, riot, strikes, fire, floods, act of God, governmental restrictions or other such circumstances) Aladdin shall be prevented from performing any of its obligations hereunder by the dates set forth for such performance, the time for such performance shall be deemed extended for a period of time equivalent to the duration of such event and the approval of the Publisher shall be deemed to be given to the said extension of time without liability to Aladdin. If Aladdin is prevented from performing hereunder by reason of such event it shall give prompt written notice to the Publisher of the nature of such event and of the expected effect of such event so far as relevant to the operation of this Agreement. Payment required under this Agreement may be deferred until Aladdin is able to perform as required.
7.       a)       Notwithstanding  Part  A,  Paragraph  2,  the  terms  of  this
         Agreement shall continue with respect to each work published pursuant to this Agreement for a period of ten years from the date the first books of the US edition for said work are published in the Licensed Territory.
         b) In the event of cancellation or expiration or other termination of this Agreement, and subject to paragraph 7(a) above unless the cancellation, expiration, or other termination is caused by the material breach by Publisher, all rights licensed or granted to the Publisher hereunder immediately revert to Aladdin without prejudice to any claim by either party hereto against the other. Notwithstanding the foregoing, any license heretofore granted by the Publisher to others shall continue in effect until such license terminates and Aladdin and the Publisher shall continue to share in the proceeds according to the terms of this contract. The Publisher shall be responsible for accounting to Aladdin as provided in paragraph 4.
         c) In the event of cancellation or expiration or any other termination of this agreement, a list of titles that had been previously confirmed and are in some state of work in progress shall be provided and those titles will be delivered in accordance with in the terms and provisions of this agreement within a six month period following confirmation. This shall not be construed as impeding any action or damages sought by either party from each other in the case of cancellation.
         d) The rights to the titles published under this Agreement extend for the life of the Agreement including paragraph 7(a) above as long as the titles remain in print unless the Publisher allow the Work to go out of print or ceases to offer it for sale, whichever is sooner, and fails to order a reprint of a reasonable quantity during the said term. If the Publisher's editions of the Work shall go off the market or out of print, Aladdin shall have the right 6 months after giving written notice to the Publisher to revert the rights concerning that specific Work in the territory in which the book is out of print at the expiration of a further 6 months period if the Work is not again placed on sale in the licensed territory during that twelve months period.
         e) Aladdin or its authorized representatives have the right to inspect during reasonable business hours the accounts and records of the Publisher relating to all transactions covered by this Agreement.
         f) The Publisher shall not sell its copies of the Work or cause them to be sold at a reduced price or remainder copies of the Work for a period of at least 18 months from first publication hereunder. A reduced price or remainder shall be interpreted as copies sold at more than an 80% discount from Publisher's retail list price.
         g) All of the above articles in paragraph 7 may be changed by mutual consent. Such consent whether on specific titles or all titles must be submitted and approved in writing.
8. If a Receiver or Manager be appointed for the Publisher by creditors or if the Publisher goes into liquidation other than voluntary liquidation for the purpose of reconstruction or amalgamation only or if payment should not be made by the Publisher without justification of advance payments due under Clause 4 a) i) within 30 days of the date of written demand by Aladdin or if payment should not be made of monies due or statements to be delivered to Aladdin hereunder within three months after the date of a written demand from Aladdin or its representatives for such payment or such delivery after it shall be due then in either of these cases this Agreement shall automatically terminate without prejudice to any claim which either party may have against the other or to the right of any third party arising hereunder. The rights to distribute published Works in the territories allocated to the Publisher shall not be affected by this termination.
9. The Publisher and Aladdin agree to cooperate in the exploitation of any rights not specifically granted hereunder and accordingly:
         a) The Publisher must have prior written consent, not to be unreasonably withheld, of Aladdin to sub-license for publication in any form or medium (but only in the exclusive licensed territory) any part of the Work or for any other use of the material.
         b) The Publisher and Aladdin will jointly explore electronic rights and mutually decide and consent to exploitation. When a decision is reached both parties will endeavor to clear all necessary provisions and provide all necessary permissions. Development costs will be shared equally as will profits. By mutual consent the sharing of costs and profits may be varied. The Publisher agrees, however, that on sales outside of its territory it shall it shall only be entitled to a profit share equal the original percentage stated for plant cost recovery in Paragraph 4 above.

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
         Should either side decline to collaborate with the other party in the production of any electronic product generated from the basic concept, design and illustration of the Work the initiating party shall be entitled to produce the electronic Work itself. Aladdin will make available to the Publisher, should the Publisher be the initiating party, all design, content, textual materials and permissions which are necessary to create the electronic product. In such case, the Publisher shall pay to Aladdin a pro-rated royalty on a 7% royalty of retail Price, based on the proportion that the Work participates in the final electronic product. Clearance of electronic rights in the text and illustrations will be obtained where possible.
         c) the Publisher has the right to use excerpts from the Work for promotion and review purposes PROVIDED THAT all such excerpts should bear the appropriate copyright notices as hereinbefore specified.
         d) Nothing contained in this Agreement shall be construed to place the parties in the relationship of partners or joint ventures and neither Aladdin nor the Publisher shall have the right to obligate or bind the other in respect of any matter arising in connection with the Work or this agreement.
10. The exclusive and non-exclusive licenses granted hereby are not assignable by the Publisher; no assignment of this Agreement voluntary or by assignment of operation of law shall be binding upon either of the parties without the prior consent of the other. In the event the Publisher sells all or substantially all of the assets of its business, all titles published up until the date of transfer shall automatically be assigned. Continuation of the remaining portion of the contract for titles not published prior to date of transfer is subject to Aladdin's consent.
11. Titles published by Millbrook not provided by Aladdin may be published under the same imprint ("Copper Beech") with Aladdin's consent.
12. If any difference shall arise between Aladdin and the Publisher touching the meaning of this Agreement or the rights and liabilities of the parties hereto the same shall be referred to the arbitration of two persons or their umpire in accordance with the provisions of the American Arbitration Association or any statutory modification or re-enactment thereof for the time being in force, such arbitration to be held in New York City.
13. This Agreement shall be interpreted and shall be governed in all respects by the laws of the State of New York.

         As witnessed the hands of the duly authorized representatives of the parties hereto this day an year first before written.

         Signed by:----------------------------
         for and on behalf of Aladdin Books Ltd.
         in the presence of--------------------
         Date:---------------------------------

         Signed by:----------------------------
         for and on behalf of The Millbrook Press Inc.
         in the presence of--------------------
         Date:---------------------------------

                  ALADDIN BOOKS LIMITED - MILLBROOK PRESS, INC.
                            JANUARY 1, 1996 AGREEMENT

                      APPENDIX A - APPROVED PUBLISHING LIST

                  ALADDIN BOOKS LIMITED - MILLBROOK PRESS, INC.
                            JANUARY 1, 1996 AGREEMENT

                           APPENDIX B - TITLE APPROVAL


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